                                                                    EXHIBIT 23.1



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of National Commerce Bancorporation for the registration of up to 96,654,117 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP
                                        ----------------------------

Memphis, Tennessee
April 17, 2000